FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported) July 28, 2006

ACROSS AMERICA REAL ESTATE CORP.
(Exact Name of Small Business Issuer as specified in its charter)

Colorado	000-50764	20-0003432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Seventeenth Street, Suite 450, Denver, Colorado 80202
(Address of principal executive offices including zip code)

(303) 893-1003
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR   240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Across America Real Estate Corp. and its subsidiaries.

Item 4.02 Non-Reliance on Previously Issued Financial Statements.

On or about July 7, 2006, our independent accountant advised us that a modification should be made to our presentation of cash in our Consolidated Statement of Cash Flows. This matter was discussed between our authorized officers and independent accountant. Previously, our financial statements had combined restricted cash with unrestricted cash in our Statement of Cash Flows. Upon advice of our independent accountant, the restricted and unrestricted cash presentation is now shown as separate line items in our Consolidated Statement of Cash Flows for both the fiscal year ended December 31, 2005 and the fiscal quarter ended March 31, 2006. We filed amended Forms 10-KSB and 10-QSB on July 11, 2006 which showed the relevant changes in our Consolidated Statement of Cash Flows for those periods. We have filed a copy of the independent accountant’s letter as an exhibit to this Form 8-K agreeing with these statements.

Item 9.01 Financial Statements and Exhibits

Exhibit No.                    Description

     99.1                      Letter from C.P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2006		Across America Real Estate Corp
	By:	/s/ Alexander V. Lagerborg
Alexander V. Lagerborg Chief Executive Officer